UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18, 2011 the board of directors of Converted Organics Inc. ("the Company") upon the recommendation of management after consulting with its independent auditors concluded that the Company’s financial statements for the year ended December 31, 2010 and for the three months ended March 31, 2011 and June 30, 2011 should be restated. In addition, the financial statements of TerraSphere Systems, LLC ("TerraSphere") for the period prior to its acquisition by the Company will be restated. These financial statements should not be relied upon until such time as the related reports on Form 10-K, Form 10-Q and Form 8-K have been amended.

The Company’s financial statements for the year ended December 31, 2010 will be restated to change the preliminary allocation of certain amounts of the Company’s acquisition cost of TerraSphere which the Company acquired on November 12, 2010. The Company expects to reduce the amount previously assigned to the fair value of TerraSphere’s accounts receivable from its licensees, and to decrease the fair value assigned to the contingent payment for Milestone Two (the collection of $2 million of TerraSphere’s accounts receivable by February 28, 2011). The net effect of these adjustments will result in an increase in the amount assigned to goodwill. In addition, as the result of the reduction in the amount assigned to TerraSphere’s accounts receivable, the bad debt expense related to those receivables which the Company recorded in period from November 12, 2010 to December 31, 2010 will be reduced, resulting in a reduction in the Company’s net loss for the year ended December 31, 2010.

The Company’s financial statements for the three and six months ended June 30, 2011 will be rested to reflect a charge for the impairment of the goodwill related to the TerraSphere acquisition. In addition, the financial statements for the three months ended March 31, 2011 and June 30, 2011 will be revised to reflect the effects of the changes to the Company’s 2010 financial statements as described above.

The financial statements for TerraSphere for the nine months ended September 30, 2010, included in a Form 8-K/A filed on November 15, 2010 will be restated to correct TerraSphere’s revenue recognition policy for license fees. The restatement will reduce TerraSphere license fee revenue and net income for the nine months ended September 30, 2010 and will also reduce the related accounts receivable from licensees. In addition, the pro forma financial statements included in that filing will be revised to reflect the change in the license fee revenue accounting, and also the allocation of the acquisition costs as described above.

The amounts by which each of the financial statements discussed above will be adjusted have not yet been finalized. The Company will file the restated financial statements as soon as it is practical to do so.

Item 9.01 Financial Statements and Exhibits.

Press release dated October 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

October 19, 2011	By:	Edward J. Gildea

Name: Edward J. Gildea
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Converted Organics to Restate Previously Issued Financial Statements